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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectuses of Kimberly-Clark Corporation of our report dated January 25, 1994, except as to the subheading "Discontinued Operation" in Note 2, which is as of December 20, 1994, appearing on page 17 of Scott Paper Company's Annual Report on Form 10-K for the year ended December 31, 1994, which Annual Report on Form 10-K is incorporated by reference in the Registration Statement on Form S-4 of Kimberly-Clark Corporation (Registration No. 33-64063); such Registration Statement on Form S-4 is incorporated by reference in this Registration Statement and in the related Prospectuses. We also consent to the incorporation by reference in this Registration Statement and in the related Prospectuses of our report on the Financial Statement Schedule, which appears on page 19 of such Annual Report on Form 10-K and to the reference to us under the heading "EXPERTS" in the Joint Proxy Statement/Prospectus constituting a part of such Registration Statement on Form S-4.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectuses of Kimberly-Clark Corporation of our report dated June 29, 1994, which report appears on page 24 of the Annual Report on Form 11-K of the Scott Paper Company Salaried Investment Plan for the year ended December 31, 1994 and of our report dated June 29, 1994, which report appears on page 24 of the Annual Report on Form 11-K of the Scott Paper Company Hourly Investment Plan for the year ended December 31, 1994.



PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Philadelphia, PA
December 12, 1995